EXHIBIT 10.30

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective as of March 22, 2006 (the “Effective Date”), by and between Gabriel Technologies Corporation (“Gabriel”), a Delaware corporation, and Voyager Consulting LLC, a New York limited liability company (“Voyager”).

R E C I T A L S:

A. WHEREAS, Gabriel is a company engaged in the manufacture and sale of security locks for trailers; and

B. WHEREAS, Voyager has expertise and significant relationships in the DIY retail market, and in particular with The Home Depot chain of stores; and

C. WHEREAS, Gabriel desires to retain the services of Voyager to help market its products to The Home Depot, subject to the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, Voyager and Gabriel hereby agree as follows:

1. Agreement To Render Services. Gabriel hereby retains the services of Voyager to assist it in the marketing and sale of its security products, and Voyager hereby agrees to render such services to Gabriel upon the terms and for the consideration set forth in this Agreement.

2. Term Of Agreement. The term of this Agreement shall be for a period of five (5) years (the “Term”).

3. Duties Of Voyager. Voyager hereby agrees that Voyager and/or its assigns shall seek to have Gabriel’s security products placed for sale to the general public in The Home Depot stores and shall perform any other acts or services mutually agreed to between the parties hereto.

4. Fee. In consideration of the services to be rendered hereunder by Voyager, Voyager and Gabriel agree that if Voyager is successful in having Gabriel’s products placed for sale within The Home Depot stores, Gabriel will pay a fee (“Fee”) to Voyager. The Fee shall be equal to five percent of all gross revenues received by Gabriel, directly or indirectly, from the sale of their product in or through The Home Depot.

The Fee shall be payable quarterly, within five (5) business days from the close of each quarter.

Gabriel’s obligation to pay the Fee to Voyager shall be ongoing, and will continue so long as Gabriel’s products continue to be sold in or through The Home Depot stores. Gabriel’s obligation to pay the Fee to Voyager shall survive any termination of this Agreement.

5. Warrants. In addition to the Fee described above, in consideration for the services provided by Voyager under this Agreement Gabriel agrees to provide Voyager with a warrant (the “Warrant”) to purchase up to 2,000,000 shares of Gabriel’s Class A common stock (the “Warrant Shares”). The Warrant Shares shall be issued according to the following schedule:

(a) 666,666 Warrant Shares shall be issued Voyager upon Gabriel receiving an “approved vendor” status from The Home Depot which allows Gabriel to sell its products and services in and through The Home Depot;

(b) 666,666 Warrant Shares shall be issued Voyager upon Gabriel receiving at least Five Million Dollars ($5 million) in gross cumulative revenues as a result of the sale of Gabriel products in and through The Home Depot; and

(c) 666,668 Warrant Shares shall be issued Voyager upon Gabriel receiving at least Twelve Million Dollars ($12 million) in gross cumulative revenues as a result of the sale of Gabriel products in and through The Home Depot.

Purchase of the Warrant Shares shall be on a cashless basis, and shall be consummated by Voyager by delivery to Gabriel of written notice of its election to affect a cashless exercise of the Warrants. The exercise price for each Warrant Share shall be $1.00. Voyager shall have the ability to purchase the Warrant Shares at any time on or before four (4) years from the date of this Consulting Agreement.

Upon the signing of this Consulting Agreement, Voyager and Gabriel shall promptly enter into a warrant agreement (the “Warrant Agreement”), to be drafted by Gabriel, reflecting the above referenced terms.

6. Indemnification. Gabriel shall indemnify and hold harmless Voyager and all of the shareholders, members, officers, directors, employees, attorneys and other agents of Voyager (the “Voyager Indemnitees”), from, for and against any claims, damages or liability whatsoever pertaining to Voyager’s fulfillment of its obligations under this Agreement, and, at its own cost and expense, shall defend any action or proceeding against the Voyager Indemnitees arising therefrom. Such indemnification shall include, but not be limited to, all costs associated with defending against any suit, attorney fees, and any eventual settlement or judgment amount as well as interest.

7. Accuracy of Information Provided. Gabriel represents and warrants that at all times any and all documents, material, data or other information furnished or directly or indirectly made available by Gabriel to Voyager or to The Home Depot, or any of their respective representatives, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If any event shall occur or condition exist as a result of which it is necessary or advisable, in the opinion of Gabriel or Voyager, to amend or supplement Gabriel’s materials so that they will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading, Gabriel will amend or supplement such materials to ensure that they do not contain any misstatements or omissions and are not misleading.

8. Assignability. Gabriel shall not assign any of its rights or obligations under this Agreement without the prior written consent of Voyager.

9. Entire Agreement. This Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, understandings, negotiations and discussions, either oral or in writing, between the parties hereto with respect to the subject matter hereof. There are no warranties, representations or agreements between the parties except as set forth herein. This Agreement may be amended or revoked at any time by a written instrument signed by all parties. No waiver or modification of this Agreement shall be valid unless the same shall be in writing and signed by the party to be charged.

10. Notices. Any notice, election, demand, request, consent, approval, concurrence or other communication given or made under any provision of this Agreement shall be deemed to have been sufficiently given or made for all purposes only if it is in writing and it is: (i) delivered personally to a party to whom it is directed; (ii) sent by first class mail or overnight express mail, postage and charges prepaid, addressed to the party to whom it is directed, at its last known address; (iii) telecopied to the party to whom it is directed, at its last known telecopy address; or (iv) transmitted by electronic mail with receipt of transmission confirmed.

11. Non-Waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

12. Partial Invalidity/Severability. If any particular portion of this Agreement shall be adjudicated invalid or unenforceable, that portion or section shall be deemed amended to delete therefrom the portion so adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of that section in a particular jurisdiction in which such adjudication is made, and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

13. Arbitration. Any dispute or controversy arising under, out of, in connection with, or in relation to this Agreement, any amendment thereof, or the breach thereof, shall be determined and settled by arbitration, in the Los Angeles area in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award rendered therein shall be final and binding on each of the parties, and judgment may be entered thereon in any court having jurisdiction thereof.

14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Facsimile signatures shall be deemed to have the same force and effect as original signatures and shall in all respects be valid and binding.

16. Binding Effect. This Agreement shall be binding upon the parties hereto and their successors, transferees and assigns, and the parties hereto agree for themselves and their successors, transferees and assigns to execute any and all instruments which may be necessary or proper to carry out the intents and purposes thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first stated above.

VOYAGER CONSULTING, LLC
a New York limited liability company

/s/ Matthew A. Gohd
By: Matt Gohd
Its: Managing Member

GABRIEL TECHNOLOGIES CORPORATION
a Delaware corporation

/s/ Keith R. Feilmeier
By: Keith R. Feilmeier
Its: CEO